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                                                                    EXHIBIT 10.1


          This Assignment Agreement is made this 16th day of June, 1998, and is by and between Ruth Payne Carman, d/b/a E&R Communications ("Carman"), Carman-Harrison, LLC ("CHL"), Donald E. Holley ("Holley") and ACME Television Licenses of Tennessee, LLC ("ACME") (Carman, CHL, Holley and ACME are sometimes referred to herein collectively as the "Parties").

          WHEREAS, ACME and Carman are parties to that certain Agreement (the "Settlement Agreement") dated January 30, 1998, which, inter alia, contemplates the grant of an application for a construction permit (the "CP") to authorize ACME to build a new television station on Channel 31 in Harrison, Arkansas (the "Station"); and

          WHEREAS, Carman was one of the individuals referred to in the Settlement Agreement as a partner in the "Carman-Holly Partnership" (the "Partnership"), but a question exists as to whether that Partnership ever came into existence as a legal entity; and

          WHEREAS, Holley was the other individual referred to in the Settlement Agreement as a partner in the Carman-Holly Partnership; and

          WHEREAS, Paragraph 3 of the Settlement Agreement provides the Partnership with an option to acquire the CP upon (1) the payment of certain monies specified therein to ACME and (2) the Partnership's assumption of the WB Television Network Affiliation Agreement (the "Affiliation Agreement") executed by ACME, a copy of which is annexed hereto as Exhibit A; and

          WHEREAS, Carman is the sole member of CHL, and Carman and Holley, as individuals and as partners in the Carman-Holly Partnership (to the extent that it exists) desire that CHL, rather than the Partnership, be the entity that acquires the CP from ACME, with the understanding that, in agreeing to convey the CP to CHL, ACME has fully complied with its obligations under the Settlement Agreement; and

          WHEREAS, Harrison Television, Inc. ("HTI")and Agape Church, Inc. ("Agape") also filed separate and mutually exclusive applications for the CP and entered into settlement


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agreements with Carman whereby HTI and Agape relinquished, in exchange for consideration, any rights they had with regard to the CP;

          NOW, THEREFORE, in view of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:

          1. Subject to the terms and conditions of this Agreement, at the Closing, as defined herein, ACME will assign the CP to CHL in exchange for CHL's
(a) payment to ACME of the monies required to be paid under Paragraph 3 of the Settlement Agreement and (b) assumption of ACME's rights and obligations under the Affiliation Agreement.

          2. By execution of this Agreement, Carman and Holley, as individuals and as partners in the Carman-Holly Partnership (to the extent that it exists) acknowledge (1) that the Partnership (to the extent that it exists) has assigned all of its rights and obligations under the Settlement Agreement to CHL for consideration (pursuant to that certain Settlement Agreement, Waiver and Mutual Release executed by and between Carman and Holley), the sufficiency of which is hereby acknowledged; and (2) that CHL may rightfully exercise the option for the CP under the Settlement Agreement. Carman and Holley, as individuals and as partners in the Carman-Holly partnership (to the extent that it exists), each releases ACME, its members, affiliates, directors, officers and their agents, from any and all claims which each of them or the Partnership has, would have or may have under the Settlement Agreement, regardless of whether such claims are known or unknown, asserted or unasserted. For its part, ACME hereby releases any claims it does have or may have under the Settlement Agreement against the Partnership, its partners, its agent, Carman and Holley, regardless of whether such claims are known or unknown, asserted and unasserted.

           3. In accordance with its obligations under Paragraph 7 of the Settlement Agreement, ACME has paid the amounts of $700,000 to Agape and $1,100,000 to HTI, and within five days from the execution of this Agreement, ACME will endeavor to secure from each of Agape and HTI a release of Carman and CHL, each of their members, affiliates, directors, officers, agents, successors, and assigns from any and all claims, whether known or


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unknown, asserted or unasserted, which HTI or Agape has, would have or may have pursuant to any application or settlement agreement concerning the CP.

          4. Within five days of executing this Assignment Agreement, ACME and CHL will jointly file with the FCC an application (the "Application") to assign the CP from ACME to CHL. ACME and CHL will cooperate with each other and use commercially reasonable efforts in preparing and prosecuting the Application.

          5. CHL has placed $3,364,000 in an Escrow Account pursuant to the Escrow Agreement (the "Second Escrow Agreement"), annexed hereto as Exhibit B, which has been executed by CHL and the Escrow Agent and will be executed by ACME simultaneously upon ACME's execution of this Agreement.

          6. The consummation of the transactions contemplated hereby (the "Closing") will take place at a mutually agreeable time at the offices of ACME's counsel, within five business days of the date on which the FCC issues a grant of the Application, with that grant including a waiver of the prohibition against selling an unbuilt CP for more than out-of-pocket expenses. At the Closing, the following actions will be taken:

          a. CHL and ACME will jointly instruct the Escrow Agent to use the monies in the aforesaid Escrow Account to pay ACME $2,939,000, plus or minus whatever adjustments are warranted under Paragraph 3 of the Settlement Agreement, which payment shall constitute all payments from Carman to ACME required by the Settlement Agreement, including reimbursement for the aforementioned payments made by ACME to Agape and HTI, and to pay the remainder of the principal in the Escrow Amount to Carman. (Interest shall be paid to ACME.) All payments pursuant to this subparagraph shall be by bank cashier's or certified check, or by wire transfer of immediately available funds.

          b. CHL will execute whatever documents may be required to assume any and all rights and obligations of ACME under the Affiliation Agreement annexed hereto and thereby release ACME of any and all obligations and liabilities thereunder.

          c. ACME will assign to CHL all of the ACME's rights and interests in the CP.


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          7. In the event that the FCC or a court of competent jurisdiction issues an order requiring CHL to return the CP to ACME, and the order has become final (meaning that the order is no longer subject to reconsideration or review y the FCC or a court of competent jurisdiction), CHL and ACME shall cooperate so that, within fourteen (14) days of such order, the CP is returned to ACME shall cooperate so that, within fourteen (14) days of such order, the CP is returned to ACME and, simultaneously therewith, ACME shall pay to CHL all amounts paid to ACME pursuant to Paragraph 6 hereof, by bank cashier's check or certified check, or by wire transfer of immediately available funds, provided that, in the event the FCC or the court orders rescission and return of the CP to ACME prior to such rescission becoming final, all amounts paid to ACME shall be returned to CHL simultaneously with return of the CP.

          8. This Agreement, and the documents referenced herein, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements and understandings. If there are any conflicts between this Agreement and the Settlement Agreement, the provisions of this Agreement shall apply. This Agreement may not be amended except by a document executed by the Parties affected by the amendment.

          9. No failure or delay on the part of the ACME or CHL in exercising any right or power hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties herein provided are cumulative and are not exclusive of any right or remedies which they may otherwise have. ACME recognizes that the CP is a special and unique asset which gives it a particular value, the loss of which cannot be adequately or reasonably compensated by damages in an action at law, and that ACME's failure to perform its obligations under this Agreement would therefore cause CHL irreparable injury or damage. In addition to any other right or remedy given to CHL under this Agreement


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or at law or in equity, CHL shall therefore be entitled to specific performance relief in the event that ACME fails to perform its obligations under this Agreement when required.

          10. This Agreement shall be governed by the laws of the District of Columbia without regard to conflict of law provisions.

          11. At or prior to the Closing, the Parties will execute any and all other documents which may be reasonably requested by any other Party to effectuate and consummate the transaction contemplated by this Agreement.

          12. Either Carman, CHL or ACME may terminate this Agreement upon written notice to the other Parties if the FCC has not issued an order by April 1, 1999, approving the assignment of the CP to CHL, provided that the terminating Party is not then in breach of its obligations under this Agreement.

          13. Any notice or other communication required or authorized by this Agreement shall be delivered in person, by certified mail-return receipt requested (postage prepaid) or by overnight courier (charges prepaid) to the parties at the address specified below (or at any other address which any party may specify in writing to the other parties):

              If to Acme:          Douglas Gealy
                                   ACME Television Licenses of Tennessee, LLC
                                   10829 Olive Boulevard
                                   St. Louis, MO 63141

              If to Carman:        Ruth Payne Carman
                                   5864 New Harmony Road
                                   Hartsville, TN 37074

              If to Escrow Agent:  Gregory Jordan
                                   First Union National Bank
                                   Corporate Trust Administration
                                   800 East Main Street, 2nd Floor
                                   Richmond, VA 23219


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          IN WITNESS WHEREOF, the Parties have executed this Assignment
Agreement as of the date first set forth above.


                                         CARMAN-HARRISON, LLC


                                         By: /s/ Ruth Payne Carman
                                             ----------------------------------
                                                 Ruth Payne Carman



                                         ACME TELEVISION LICENSES OF
                                           TENNESSEE, LLC


                                         By: /s/ Douglas Gealy
                                             ----------------------------------
                                                 Douglas Gealy, President



                                         RUTH PAYNE CARMAN
                                         On behalf of herself, and to the extent
                                         that it exists, the Carman-Holly
                                         Partnership


                                         By: /s/ Ruth Payne Carman
                                             -----------------------------------
                                                 Ruth Payne Carman



                                         DONALD E. HOLLEY
                                         On behalf of himself, and to the extent
                                         extent that it exists, the Carman-Holly
                                         Partnership


                                         By: /s/ Donald E. Holley
                                             -----------------------------------
                                                 Donald E. Holley



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